                                                                    Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement (Form S-8, number not yet assigned) pertaining to the CUNO Incorporated 1996 Stock Incentive Plan, the CUNO Incorporated Non-Employee Directors' Stock Option Plan and the CUNO Incorporated Savings and Retirement Plan and to the incorporation by reference therein of our report dated December 16, 1996, with respect to the consolidated financial statements and schedule of CUNO Incorporated incorporated by reference in its Annual Report (Form 10-K) for the year ended October 31, 1996, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP
                                                     ---------------------
                                                         Ernst & Young LLP

Hartford, Connecticut
November 6, 1997